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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Invacare Corporation 2003 Performance Plan for the registration of 2,000,000 shares of common stock of our report dated January 22, 2003, with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





                                    /s/ ERNST & YOUNG LLP
                                    ---------------------------------------

Cleveland, Ohio
October 16, 2003